Exhibit 99.2

Audit Committee Charter

I. Statement of Purpose

The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal auditors; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of management’s process to assess and manage the Company’s enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

II. Organization

1.	Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

2.	Members. The members of the Committee shall be appointed by the Board of Directors and shall meet the independence and experience requirements of applicable law, the listing standards of the NASDAQ and applicable policies of the Board of Directors. The Committee shall be comprised of at least three members, at least one of whom shall meet the expertise requirements of the listing standards of the NASDAQ. Committee members may be removed by the Board of Directors. The Board of Directors shall also designate a Committee Chairperson.

3.	Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors, the head of internal audit and management, and to meet in private with only the Committee members present.

4.	Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

5.	Performance Evaluation. The Committee shall evaluate its performance on an annual basis.

III. Responsibilities

On behalf of the Board, the Audit Committee shall, among its duties and responsibilities:

1.	Review the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, significant issues and judgments regarding accounting and auditing principles and practices, and the effect of regulatory and accounting initiatives on the Company’s financial statements, and recommend to the Board whether the financial statements should be included in the Form 10-K. The review of the annual audited financial statements also includes a review of any transactions as to which management obtained a letter pursuant to Statement on Auditing Standards No. 50.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to filing the Form 10-Q, including the results of the independent auditor’s review of them and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

3.	Review major issues and changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management, and analyses setting forth significant financial reporting issues and judgments, including analyses of the effects of alternative GAAP methods on the financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

4.	Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and the steps management has undertaken to monitor and control such exposures.

5.	The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. In this regard, the Audit Committee shall appoint (and seek shareholder ratification of such appointment) and retain, compensate, evaluate, and terminate when appropriate, the independent auditor, which shall report directly to the Audit Committee.

6.	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor and establish policies and procedures for the engagement of the independent auditor to provide auditing and permitted non-audit services.

7.	Obtain and review, at least annually, a report by the independent auditor describing the independent auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and all relationships between the independent auditor and the Company.

8.	Consider at least annually the independence of the independent auditor, and receive from and discuss with the independent auditor the auditor’s report regarding its independence.

Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61, as amended. Review the experience and qualifications of the lead partner each year and determine that all partner rotation requirements are executed. Also consider whether there should be rotation of the independent auditor itself. The Audit Committee may remove the independent auditor if circumstances warrant, based upon its review of the performance and independence of the independent auditor.

9.	Meet with the independent auditor prior to the audit to review the scope and planning of the audit.

10.	Review with the independent auditor the results of the annual audit examination, and any issues the auditor may have encountered in the course of its audit work and management’s response. This review should include, among other things, any management letter, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

11.	Discuss with management, which has principal responsibility for the Company’s financial statements and disclosures, the Company’s earnings press releases and corporate policies with respect to the type and presentation of information to be included in earnings releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP financial information), and the Company’s financial information and earnings guidance provided to analysts and rating agencies.

12.	Receive reports from the independent auditor and management regarding, and review the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor, the internal auditor or management, and any special audit steps adopted in light of material deficiencies. Receive reports from management regarding, and review the adequacy and effectiveness of, the Company’s disclosure controls and procedures.

13.	Review with the independent auditor and the internal auditor the scope and results of the internal audit program, including responsibilities and staffing, and review the appointment and replacement of the vice president of the internal audit department.

14.	Review candidates for the positions of chief financial officer and controller of the Company.

15.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.	Establish policies for hiring employees and former employees of the independent auditor. 17. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

18.	Review with the Company’s General Counsel and independent auditor (1) legal matters that may have a material impact on the financial statements, (2) any fraud involving management or other employees who have a significant role in the Company’s internal controls, (3) compliance policies, and (4) any material reports or inquiries received from regulators, governmental agencies or employees that raise material issues regarding the Company’s financial statements and accounting or compliance policies.

19.	Review this Charter annually and recommend any changes to the Board for approval.

20.	Review the Audit Committee’s own performance annually.

21.	Report its activities to the Board regularly, specially addressing any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

Approved by the Audit Committee

Date: February 28, 2011

Approved by the Board of Directors

Date: February 28, 2011